EXHIBIT 99.5

DIRECTOR CONSENT

May 10, 2004

I, Andreas F. Kemi, do hereby consent to the inclusion of my name as a proposed director of Epicor Software Corporation in the Registration Statement on Form S-4, File No. 333-114475, the related prospectus and all amendments, including post-effective amendments, thereto.

/s/    ANDREAS F. KEMI

Andreas F. Kemi